UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 2, 2009 (August 28, 2009)

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on February 3, 2009, Spectrum Brands, Inc. (the “Company”) and its United States subsidiaries (together with the Company, collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code. On July 15, 2009, the Bankruptcy Court entered a written order (the “Confirmation Order”) confirming the Debtors’ Joint Plan of Reorganization, as amended by the first modification and the second modification (as amended, the “Plan”).

On August 28, 2009 (the “Effective Date”), the Plan became effective and the Debtors emerged from reorganization proceedings under the United States Bankruptcy Code. In connection with its emergence, the Company entered into agreements with its existing lenders as well as lenders under an exit credit facility in the form of a senior secured asset-based credit facility.

A. Senior Term Credit Amendments

On June 24, 2009, the Company publicly disclosed that it had reached a settlement (the “Settlement”) with the lenders under its Credit Agreement, dated as of March 30, 2007 (the “Senior Term Credit Agreement”), among the Company, The Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as administrative agent, collateral agent and syndication agent and the lenders party thereto. The Senior Term Credit Agreement has been previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 4, 2007. Pursuant to the Settlement, the Company amended the Debtors’ proposed plan of reorganization to provide that the Senior Term Credit Agreement would be amended upon any consummation of the proposed plan, among other things, to include: (1) a floor on the LIBOR rate of 150 basis points, (2) an increase of 250 basis points in the applicable rate to apply to each tranche of the facility, (3) increased required senior leverage ratios to allow a maximum senior leverage ratio of 5.75 through September 2010, 5.50 from October 2010 through September 2011 and 5.00 thereafter and (4) a change in the maturity of the senior term loans from March 2013 to June 2012.

On the Effective Date, pursuant to the Plan, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Senior Term Credit Agreement reflecting the terms of the Settlement as authorized by the Confirmation Order, including a new covenant restricting the Company from paying cash interest on its 12% Senior Subordinated Toggle Notes due 2019 until the date that is 18 months from the Effective Date, or February 28, 2011.

In addition, on the Effective Date, the Company entered into Amendment No. 2 (“Amendment No. 2” and together with Amendment No. 1, the “Senior Term Credit Amendments”) to the Senior Term Credit Agreement to give effect to certain technical amendments to the Senior Term Credit Agreement necessary for Bank of America, N.A.

(“Bank of America”) to become letter of credit issuer and deposit agent thereunder, including, but not limited, to the following: (i) modifications reflecting the movement of the deposit account from Wachovia Bank, National Association to Bank of America; (ii) modifications to ensure that the cash collateralization of letters of credit are upon terms that are consistent with Bank of America’s internal policies, (iii) modifications of certain terms to ensure that the funds in the deposit account are invested in a manner which conforms to Bank of America’s internal policies, and (iv) modifications which permit Bank of America to resign from its role as LC Issuer upon 30 days’ prior notice.

The foregoing description of the Senior Term Credit Amendments is qualified in its entirety by reference to the full text of the amendments, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

B. Exit Facility

On the Effective Date, pursuant to the Plan, the Company refinanced its debtor-in-possession credit facility with a $242 million asset-based exit loan facility (the “Exit Facility”) pursuant to a credit agreement among the Company, the Subsidiaries of the Company party thereto, General Electric Capital Corporation, as the administrative agent, co-collateral agent, swingline lender and supplemental loan lender, Bank of America, N.A., as co-collateral agent and L/C Issuer, RBS Asset Finance, Inc., through its division RBS Business Capital, as syndication agent and the lenders party thereto (the “ABL Credit Agreement”).

The ABL Credit Agreement provides for initial aggregate lender commitments of $242 million, including a $45 million supplemental loan facility (the “Supplemental Loan”) and sublimits of $60 million and $30 million for a letter of credit facility (the “Letter of Credit Facility”) and a swingline loan facility, respectively. The ABL Credit Agreement limits aggregate revolving borrowing availability at any time to (i) the lesser of the aggregate lender commitments at such time, the borrowing base at such time and the Facilities Reduction Amount (as defined in the Senior Term Credit Agreement) at such time minus (ii) $15 million, subject to further limitations for reserves, overadvance limits and the aggregate outstanding amount of any special agent loans described below. The proceeds of borrowings under the Exit Facility may be used (a) to cash collateralize outstanding letters of credit; (b) to pay for goods and services in the ordinary course of business; (c) to pay allowed administrative expenses and allowed claims in accordance with the Plan, (d) to pay costs, expenses and fees in connection with the Exit Facility and (e) for working capital and general corporate purposes (including to repay all outstanding obligations under the Company’s $235 million debtor-in-possession credit facility). Letters of credit issued under the Letter of Credit Facility may be used solely to support the Borrower’s and the Subsidiary Loan Parties’ payment obligations incurred consistent with past practices. The Exit Facility has a maturity date of March 31, 2012.

After the occurrence and during the continuance of a default under the ABL Credit Agreement, the administrative agent may, subject to borrowing availability and with the approval of the Required Lenders (as defined in the ABL Credit Agreement), make special agent loans that are necessary or desirable (i) to preserve or protect any collateral under the Exit Facility, (ii) to enhance the likelihood of, or to maximize the amount of, repayment by the loan parties of the loans and other obligations under the Exit Facility or (iii) to pay any costs, fees and expenses, or any amounts due to any letter of credit issuer with respect to letters of credit issued by such issuer under the Letter of Credit Facility.

The interest and fees per annum under the Exit Facility are calculated on a 365-day (or 366-day, as the case may be) basis for Base Rate (as defined below) loans when the Base Rate is determined by reference to the Prime Rate (as defined below). All other computations of interest and fees are calculated on the basis of a 360-day year and actual days elapsed. Base rate (“Base Rate”) interest is an alternate base rate equal to the highest of (i) the prime rate, as defined in the ABL Credit Agreement (the “Prime Rate”), (ii) the federal funds effective rate in effect on such day published by the Federal Reserve Bank in New York plus 1/2 of 1%, (iii) the sum of 1.00% and the Eurodollar Rate (as defined in the ABL Credit Agreement) calculated for each such day based on an Interest Period (as defined in the ABL Credit Agreement) of three months determined two (2) business days prior to such day and (iv) 3.50% per annum. Interest will accrue at a reserve-adjusted LIBOR rate for a specified interest period (with a floor of 2.50%) plus a margin rate of 4.00% per annum or the Base Rate plus a margin rate of 3.00% per annum. Interest with respect to the Supplemental Loan will accrue at the reserve-adjusted LIBOR rate for a specified interest period (with a floor of 3.00%) plus a margin rate of 14.50% per annum.

The Company is required to pay a quarterly unused commitment fee and customary fees to the administrative agent. Pursuant to the Letter of Credit Facility, the Company is also required to pay quarterly participation and fronting fees based on the amount of the letter of credit exposure of the applicable lenders and L/C Issuers, respectively.

The ABL Credit Agreement permits voluntary prepayments of amounts borrowed, subject to payment of the Applicable Premium (as defined in the ABL Credit Agreement), in the event the Exit Facility if prepaid in full and the commitments are permanently reduced before the second anniversary of the Effective Date. In addition, the Company will be required to prepay amounts borrowed under the Exit Facility in the event that aggregate borrowings under the Exit Facility exceed the maximum borrowing availability or in connection with certain asset sales.

The ABL Credit Agreement subjects the Company to certain customary obligations, including the delivery of financial statements and reports in respect of the collateral supporting the obligations under the Exit Facility. In addition, the ABL Credit Agreement contains customary restrictive covenants, including, but not limited to, restrictions on the Company’s ability to incur additional indebtedness, create liens, make investments, give guarantees, pay dividends, and merge.

The ABL Credit Agreement also contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults under material indebtedness or swap contracts, certain events of bankruptcy and insolvency, judgment defaults, failure of any loan document to be in full force and effect, the occurrence of a change of control, certain ERISA defaults and defaults in the event of a reversal of the Confirmation Order. If an event of default occurs and is continuing, amounts due under the Exit Facility may be accelerated and the rights and remedies of the lenders under the Exit Facility available under the applicable loan documents may be exercised, including rights with respect to the collateral securing obligations under the Exit Facility.

The Exit Facility is secured by substantially all of the Company’s and its United States subsidiaries’ current assets and the obligations under the Exit Facility are guaranteed pursuant to a guaranty and collateral agreement (the “Guarantee and Collateral Agreement”) made by the Company and its United States subsidiaries on the Effective Date.

In connection with entering into the Exit Facility, the Company also entered into an amended and restated intercreditor agreement dated as of the Effective Date, among the Company, the subsidiaries of the Company party thereto, General Electric Capital Corporation, as administrative agent under the ABL Credit Agreement, and The Bank of New York Mellon, as administrative agent under the Senior Term Credit Agreement (the “Intercreditor Agreement”).

The foregoing description of the Credit Agreement, the Guarantee and Collateral Agreement and the Intercreditor Agreement is qualified in its entirety by reference to the full text of the agreements, copies of which are attached hereto as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Certain Relationships

Each of Bank of America and The Bank of New York Mellon and their respective affiliates have performed certain investment banking and advisory services, stock transfer agent services and/or general banking and financing services for the Company from time to time for which they have received customary fees and expenses. Each of Bank of America, The Bank of New York Mellon and General Electric Capital Corporation and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their businesses for which they will receive customary fees or expenses.

Pursuant to a restructuring support agreement entered into with the Company in connection with the Plan, certain of the lenders and participants in the credit facilities under the Senior Term Credit Agreement and the Exit Facility designated certain of the Company’s current directors and, as of the Effective Date, entered into registration rights agreements with respect to the reorganized Company’s common stock and 12% Senior Subordinated Notes due 2019.

Item 1.02. Termination of a Material Definitive Agreement.

On the Effective Date and pursuant to the Plan, the Exit Facility replaced the Debtors’ $235 million senior secured debtor-in-possession revolving credit facility (the “DIP Facility”) and terminated the obligations under the DIP Facility as set forth in the Ratification and Amendment Agreement dated as of February 5, 2009, with Wachovia Bank, National Association as administrative and collateral agent, and the lenders party thereto and certain other related documents.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 dated as of August 28, 2009, to the Credit Agreement dated as of March 30, 2007, among the Company, The Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as administrative agent, and the other parties and financial institutions party thereto.

10.2	Amendment No. 2 dated as of August 28, 2009, to the Credit Agreement dated as of March 30, 2007, among the Company, The Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as administrative agent, and the other parties and financial institutions party thereto.

10.3	Credit agreement dated as of August 28, 2009, among the Company, the Subsidiaries of the Company party thereto, General Electric Capital Corporation, as the administrative agent, co-collateral agent, swingline lender and supplemental loan lender, Bank of America, N.A., as co-collateral agent and L/C Issuer, RBS Asset Finance, Inc., through its division RBS Business Capital, as syndication agent and the lenders party thereto.

10.4	ABL Guarantee and Collateral Agreement, dated as of August 28, 2009, by and among the Company, each of the subsidiary loan parties, and General Electric Capital Corporation, in its capacity as collateral agent for the secured parties.

10.5	Amended and Restated Intercreditor Agreement, dated as of August 28, 2009, by and among the Company; certain subsidiaries of the Company party thereto; The Bank of New York Mellon (successor to Goldman Sachs Credit Partners, L.P.) in its capacity as collateral agent for the Term Secured Parties (as defined therein), including its successors and assigns from time to time; Wachovia Bank, National Association, in its capacity as collateral agent for the secured parties under the Existing Revolving Credit Agreement (as defined therein); and General Electric Capital Corporation, in its capacity as collateral agent for the Revolving Secured Parties (as defined therein), including its successors and assigns from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 dated as of August 28, 2009, to the Credit Agreement dated as of March 30, 2007, among the Company, The Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as administrative agent, and the other parties and financial institutions party thereto.

10.2	Amendment No. 2 dated as of August 28, 2009, to the Credit Agreement dated as of March 30, 2007, among the Company, The Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as administrative agent, and the other parties and financial institutions party thereto.

10.3	Credit agreement dated as of August 28, 2009, among the Company, the Subsidiaries of the Company party thereto, General Electric Capital Corporation, as the administrative agent, co-collateral agent, swingline lender and supplemental loan lender, Bank of America, N.A., as co-collateral agent and L/C Issuer, RBS Asset Finance, Inc., through its division RBS Business Capital, as syndication agent and the lenders party thereto.

10.4	ABL Guarantee and Collateral Agreement, dated as of August 28, 2009, by and among the Company, each of the subsidiary loan parties, and General Electric Capital Corporation, in its capacity as collateral agent for the secured parties.

10.5	Amended and Restated Intercreditor Agreement, dated as of August 28, 2009, by and among the Company; certain subsidiaries of the Company party thereto; The Bank of New York Mellon (successor to Goldman Sachs Credit Partners, L.P.) in its capacity as collateral agent for the Term Secured Parties (as defined therein), including its successors and assigns from time to time; Wachovia Bank, National Association, in its capacity as collateral agent for the secured parties under the Existing Revolving Credit Agreement (as defined therein); and General Electric Capital Corporation, in its capacity as collateral agent for the Revolving Secured Parties (as defined therein), including its successors and assigns from time to time.